Exhibit 21

SUBSIDIARIES OF THE COMPANY

The following table sets forth the name and state or other jurisdiction of incorporation of the Company’s subsidiaries. Except as otherwise indicated, each subsidiary is wholly owned, directly or indirectly, by the Company and does business under its corporate name.

Aconcagua Distribuciones SRL	Argentina
ATE Costa Rica S.A.	Costa Rica
Auto-C, LLC	Delaware
Beleggingsmaatschappij ‘t Hagelkruus B.V.	Netherlands
Biosphere Industries, LLC**	Delaware
Chemical Methods (Europe) Ltd.	United Kingdom
Ciras C.V.	Netherlands
Ciras C.V. - Luxembourg Branch	Luxembourg
CJSC Sealed Air Kaustik	Russia
Cryovac Australia Pty Limited	Australia
Cryovac Brasil Ltda.	Brazil
Cryovac Chile Holdings, LLC	Delaware
Cryovac China Holdings I, Inc.	Cayman Islands, BWI
Cryovac Holdings II, LLC	Delaware†
Cryovac, Inc. †	Delaware
Cryovac International Holdings Inc.	Delaware
Cryovac Leasing Corporation	Delaware
Cryovac (Malaysia) SDN. BHD.	Malaysia
Cryovac Packaging Portugal Embalagens, Ltda.	Portugal
Cryovac-Sealed Air Costa Rica S.R.L.	Costa Rica
Diversey Acting Off-shore Capital Management Limited Liability Company (officially abbrev: Diversey Hungary Ltd.)	Hungary
Diversey Asia Holdings Limited	Hong Kong
Diversey Austria Services GmbH	Austria
Diversey Austria Trading GmbH	Austria
Diversey Australia Pty. Ltd.	Australia
Diversey Belgium BVBA	Belgium
Diversey Belgium Services BVBA	Belgium
Diversey Brasil Indústria Quimica Ltda.	Brazil
Diversey B.V.	Netherlands
Diversey Canada, Inc.	Canada
Diversey Centroamerica S.A.	Guatemala
Diversey Centro America S.A.	Costa Rica
Diversey Česká republika s.r.o.	Czech Republic
Diversey Colombia Limitada	Colombia
Diversey Co., Ltd.	Japan
Diversey Czech Services s.r.o.	Czech Republic
Diversey Danmark ApS	Denmark
Diversey Danmark Services ApS	Denmark
Diversey de Argentina S.A.	Argentina
Diversey de Paraguay S.R.L.	Paraguay
Diversey de Uruguay S.R.L.	Uruguay
Diversey Deutschland GmbH & Co., OHG	Germany
Diversey Deutschland Management GmbH	Germany
Diversey Dominicana, S.A.	Dominican Republic
Diversey d.o.o.	Slovenia
Diversey Eastern and Central Africa Limited	Kenya
Diversey Egypt Limited	Egypt
Diversey Egypt One, Limited	Egypt
Diversey Egypt Trading Company, S.A.E.	Egypt
Diversey Egypt Two, Limited	Egypt
Diversey España Production, S.L.	Spain
Diversey España Services, S.L.	Spain
Diversey España , S.L.	Spain
Diversey Equipment Limited	United Kingdom
Diversey Europe B.V. Utrecht, Zweigniederlassung Muchwilen (Swiss Branch)	Switzerland
Diversey Europe B.V.	Netherlands
Diversey Europe Holdings B.V.	Netherlands
Diversey Europe Holdings C.V.	Netherlands
Diversey Europe Investments B.V.	Netherlands
Diversey (Europe) Limited	United Kingdom
Diversey Europe Operations B.V.	Netherlands
Diversey Fillial af Diversey UK Ltd. England (Danish Branch)	United Kingdom
Diversey France Production S.A.S.	France
Diversey (France) S.A.S.	France
Diversey Germany Production OHG	Germany
Diversey Germany Services OHG	Germany
Diversey Global Holdings C.V.	Netherlands
Diversey Gulf FZE	United Arab Emirates
Diversey Hellas, S.A. Societe Anonyme Trading Cleaning Systems and Hygiene S.A. (officially abbreviated Diversey Hellas)	Greece
Diversey Holdings II B.V.	Netherlands
Diversey Holdings Limited	United Kingdom
Diversey Holdings, LLC	Delaware
Diversey Hong Kong Limited	Hong Kong
Diversey Hong Kong RE Holdings Limited	Hong Kong
Diversey Hungary Manufacture and Trade Limited Liability Company (official abbreviated name Diversey Ltd.)	Hungary
Diversey Hungary Services Kft.	Hungary
Diversey Hygiene (Guangdong) Ltd.	China
Diversey Hygiene Sales Limited	Ireland
Diversey Hygiene (Taiwan) Ltd.	Taiwan
Diversey Hygiene (Thailand) Co., Ltd.	Thailand
Diversey, Inc.	Delaware
Diversey India Private Limited	India
Diversey Industrial Limited	United Kingdom
Diversey Industrial y Comercial de Chile Limitada	Chile
Diversey International Holdings LLC	Delaware
Diversey IP International B.V.	Netherlands
Diversey Ireland (Irish Branch)	United Kingdom
Diversey Israel Ltd.	Israel
Diversey Italy Production s.r.l.	Italy
Diversey Italy Services s.r.l.	Italy
Diversey Jamaica Limited	Jamaica
Diversey J Trustee Limited	United Kingdom
Diversey Kimya Sanayi ve Ticaret A.S.	Turkey
Diversey Korea Co., Ltd.	Korea
Diversey LLC	Russia
DiverseyLever Limited	United Kingdom
Diversey Limited**	United Kingdom
Diversey Limited Suomen sivuliike (Finnish Branch)	United Kingdom - Finland
Diversey (Malaysia) Sdn. Bhd.	Malaysia
Diversey Maroc S.A.	Morocco
Diversey Mexico, S.A. de C.V.	Mexico
Diversey Netherlands Services B.V.	Netherlands
Diversey Netherlands Production B.V.	Netherlands
Diversey New Zealand Limited	New Zealand
Diversey Perú S.A.C.	Peru
Diversey Philippines, Inc.	Philippines
Diversey Poland Services Sp. z o.o.	Poland
Diversey Polska Sp. z.o.o.	Poland
Diversey Portugal II - Services, Lda.	Portugal
Diversey (Private) Limited	Pakistan
Diversey Professional B.V.	Netherlands
Diversey Professional (Hong Kong) Limited	Hong Kong
Diversey Puerto Rico, Inc.	Delaware
Diversey Puerto Rico, Inc. (Branch)	Delaware
Diversey Romania S.R.L.	Romania
Diversey Sweden Services AB	Sweden
Diversey Sweden Production GmbH	Switzerland
Diversey Switzerland Services GmbH	Switzerland
Diversey Shareholdings, Inc.	Delaware
Diversey Singapore Pty. Ltd.	Singapore
Diversey Slovakia, s.r.o.	Slovakia
Diversey South Africa (Pty.) Ltd.	South Africa
Diversey S.p.A.	Italy
Diversey Suomi Oy	Finland
Diversey Sverige AB	Sweden
Diversey Sverige Holdings AB	Sweden
Diversey Trading (Shanghai) Co., Ltd.	China
Diversey Trustee Limited	United Kingdom
Diversey (UK) Production Limited	United Kingdom
Diversey Venezuela, S.A.	Venezuela
Diversey West Africa Limited	Nigeria
Dolphin Packaging (Cheltenham) Limited	United Kingdom
Dolphin Packaging (Holdings) Limited	United Kingdom
Drypac Pty. Ltd.	Australia
Entapack Pty. Ltd.	Australia
GEIE VES***	France
Getpacking.com, GmbH	Switzerland
Invertol S.de R.L. de C.V.	Mexico
JDER Limited	Ireland
JDI CEE Holdings, Inc.	Delaware
JDI Holdings, Inc.	Nevada
JD Polymer, LLC	Wisconsin
JD SystemService Deutschland GmbH	Germany
JohnsonDiversey (Barbados) Holdings Ltd.	Barbados
JohnsonDiversey Jamaica Limited	Jamaica
Diversey Portugal - Sistemas de Higiene e Limpeza, S.A.	Portugal
JWP Investments, Inc.	Nevada
JWP Investments Offshore, Inc.	Cayman Islands, BWI
JWPR Corporation	Nevada
MultiBagger Holdings	New Zealand
NanoPore Insulation, LLC**	Delaware
NanoPore Insulation Ltd. **	United Kingdom
Nelipak B.V.	Netherlands
Nelipak Holding B.V.	Netherlands
Nelipak Holdings Ireland Limited	Ireland
Sealed Air Hungary Kft	Hungary
Nelipak Thermoforming Ireland Limited	Ireland
Noja Inmobiliaria S.A. de C.V.	Mexico
Pack-Tiger GmbH	Switzerland
ProAseptic Technologies S.L. **	Spain
Producembal - Producao de Embalagens, LTDA	Portugal
Professional Holdings S.A.S.	France
Professional Shareholdings, Inc.	Delaware
Proteus Solutions, LLC*	Delaware
PT Diversey Indonesia	Indonesia
Saddle Brook Insurance Company	Vermont
Sealed Air Africa (Pty) Limited	South Africa
Sealed Air Americas Manufacturing S. de R. L. de C. V.	Mexico
Sealed Air Americas Services S. de R. L. de C. V.	Mexico
Sealed Air Argentina S.A.	Argentina
Sealed Air Australia (Holdings) Pty. Limited	Australia
Sealed Air Australia Pty Ltd.	Australia
Sealed Air (Barbados) S.R.L.	Barbados
Sealed Air B.V.	Netherlands
Sealed Air Belgium N.V.	Belgium
Sealed Air Botswana (Pty.) Ltd.	Botswana
Sealed Air Bunol, S.L.	Spain
Sealed Air (Canada) Co./CIE	Canada
Sealed Air (Canada) Holdings B. V.	Netherlands
Sealed Air Central America, S.A.	Guatemala
Sealed Air Chile Industrial Ltda.	Chile
Sealed Air (China) Limited	Delaware
Sealed Air Colombia Ltda.	Colombia
Sealed Air Corporation (US)	Delaware
Sealed Air de Mexico S.de R.L. de C.V.	Mexico
Sealed Air Denmark A/S	Denmark
Sealed Air de Venezuela, S.A.	Venezuela
Sealed Air Embalagens Ltda.	Brazil
Sealed Air Europe Holdings LP	Delaware
Sealed Air Finance Ireland	Ireland
Sealed Air Finance B.V.	Netherlands
Sealed Air Finance II B.V.	Netherlands
Sealed Air Finance II, LLC (Sucursal Mexico)	Delaware
Sealed Air Funding Corporation	Delaware
Sealed Air GmbH	Germany
Sealed Air GmbH	Switzerland
Sealed Air Hellas S.A.	Greece
Sealed Air Holding France SNC	France
Sealed Air Holdings (New Zealand) I, LLC	Delaware
Sealed Air Hong Kong Limited	Hong Kong
Sealed Air Magyarorszag Kft.	Hungary
Sealed Air (India) Limited	Delaware
Sealed Air (India) Private Limited	India
Sealed Air International LLC	Delaware
Sealed Air (Ireland) Limited	Ireland
Sealed Air (Israel) Ltd.	Israel
Sealed Air Japan KK	Japan
Sealed Air (Korea) Limited	Korea
Sealed Air (Latin America) Holdings II, LLC	Delaware
Sealed Air Limited	United Kingdom
Sealed Air LLC	Delaware
Sealed Air Luxembourg S.a.r.l.	Luxembourg
Sealed Air Luxembourg (I) S.a.r.l.	Luxembourg
Sealed Air Luxembourg (II) S.a.r.l.	Luxembourg
Sealed Air Luxembourg S.C.A.	Luxembourg
Sealed Air Luxembourg S.C.A., Luxembourg (L), Root (Finance Branch)	Switzerland
Sealed Air (Malaysia) SDN. BHD.	Malaysia
Sealed Air Management Holding Verwaltungs GmbH	Germany
Sealed Air Netherlands (Holdings) B.V.	Netherlands
Sealed Air Netherlands (Holdings) I B.V.	Netherlands
Sealed Air Netherlands (Holdings) II B.V.	Germany
Sealed Air Netherlands (Holdings) II B.V. - Deutsche Zweigniederlassung	Germany
Sealed Air Nevada Holdings Limited	Nevada
Sealed Air (New Zealand)	New Zealand
Sealed Air Norge AS	Norway
Sealed Air OY	Finland
Sealed Air Packaging (China) Co., Ltd.	China
Sealed Air Packaging Limited	United Kingdom
Sealed Air Packaging LLC	Delaware
Sealed Air Packaging (Shanghai) Co., Limited	China
Sealed Air Packaging S.L.U.	Spain
Sealed Air Paketleme Malzemeleri Ve Ekipmanlari Ticaret Limited Sirketi	Turkey
Sealed Air Paketleme Ticaret Limited Sirketi	Turkey
Sealed Air Peru S.R.L.	Peru
Sealed Air (Philippines) Inc.	Philippines
Sealed Air Polska Sp. Zo.o.	Poland
Sealed Air Romania S.R.L.	Romania
Sealed Air S.A.S.	France
Sealed Air SEE Ltd.	Greece
Sealed Air (Singapore) Pte. Ltd.	Singapore
Sealed Air Solutions Holdings, Inc.	Delaware
Sealed Air Spain (Holdings) SL	Spain
Sealed Air Spain (Holdings) II SL	Spain
Sealed Air Spain (Holdings) III, S.L.	Spain
Sealed Air S.R.L.	Italy
Sealed Air s.r.o.	Czech Republic
Sealed Air Svenska AB	Sweden
Sealed Air Taiwan Limited	Taiwan
Sealed Air (Thailand) Ltd.	Thailand
Sealed Air (Ukraine) Limited	Ukraine
Sealed Air Uruguay S.A.	Uruguay
Sealed Air Venezuela Corporation	Delaware
Sealed Air Verpackungen GmbH	Germany
Shanklin Corporation	Delaware
Solution Acquisition Corp.	Delaware
Soinpar Industrial Ltda.	Brazil
Steripack Limited	Ireland
TART s.r.o.	Czech Republic
Teknik Plastik Ambalaj Sanayi ve Ticaret A.S.*	Turkey
TempTrip LLC**	Delaware
The Butcher Company	Delaware
Wyandotte Chemicals Jamaica Limited	Jamaica

*	The Company directly or indirectly owns 50% of the outstanding shares or interests.

**	The Company directly or indirectly owns a majority of the outstanding shares or interests.

***	The Company directly or indirectly owns less than 50% of the outstanding shares or interests.

†	Cryovac does business in certain states under the name “Sealed Air Shrink Packaging Division.”

Certain subsidiaries are omitted from the above table. Such subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2011.